UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2021
Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)
(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	VPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 1, 2021, Vishay Precision Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Diversified Technical Systems, Inc. (“DTS”), the sellers identified in the Purchase Agreement (the “Sellers”), the guarantors identified in the Purchase Agreement (the “Guarantors”) and Timothy J. Kippen, as representative of the Sellers and the Guarantors. Pursuant to the Purchase Agreement, and subject to the conditions thereof, the Company acquired all of the outstanding capital stock of DTS for a purchase price of $47.0 million, subject to customary adjustments (the “DTS Acquisition”). The Company used cash on hand and borrowings under its revolving credit facility to fund the purchase price under the Purchase Agreement.

The Company purchased a buy-side representations and warranties insurance policy, which comprises the material portion of the Company’s remedy for breaches of representations and warranties, absent fraud or beaches of certain fundamental representations and warranties identified in the Purchase Agreement. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. In connection with the DTS Acquisition, DTS entered into restrictive covenant agreements with each of the Sellers and Guarantors containing post-closing covenants restricting the Sellers and the Guarantors from competing with DTS or soliciting certain of its business relations. Each Restrictive Covenant Agreement has a five year term. The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective covenants and certain other specified matters.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On June 1, 2021, the Company issued a press release announcing the closing of the DTS Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*
Stock Purchase Agreement, dated June 1, 2021, by and among Vishay Precision Group, Inc., Diversified Technical Systems, Inc., the sellers identified therein, the guarantors identified therein, and Timothy J. Kippen, not individually but solely in its capacity as the representative of the Sellers and Guarantors.

99.1	Press release, dated June 1, 2021.
__
* Pursuant to Item 601(a)(5) of Regulation S-K schedules and exhibits have been omitted because they do not contain information material to an investment or voting decision. Such schedules and exhibits will be furnished supplementally to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: June 1, 2021	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer